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Exhibit 99.4

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

The Board of Directors
NOMOS Corporation
200 West Kensinger Drive, Suite 100
Cranberry Township, Pennsylvania 16066

Members of the Board:

        CIBC World Markets Corp. ("CIBC World Markets") hereby consents to the inclusion of the opinion letter of CIBC World Markets to the Board of Directors of NOMOS Corporation ("NOMOS") as Annex I to, and reference thereto under the captions "SUMMARY—Opinion of NOMOS' Financial Advisor" and "OPINIONS OF FINANCIAL ADVISORS—Opinion of NOMOS' Financial Advisor—CIBC World Markets Corp." in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving NOMOS and North American Scientific, Inc. ("NASI"), which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of NASI. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ CIBC WORLD MARKETS CORP. CIBC WORLD MARKETS CORP.

New York, New York
November 25, 2003

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  Exhibit 99.4